Exhibit 10.6

Continuing Security Agreement

Dated as of March 4, 2021

Grant of Security Interest. To secure the payment and performance of the Liabilities, FRIEDMAN INDUSTRIES, INCORPORATED (whether one or more, the "Borrower", individually and collectively if more than one) pledges, assigns and grants to JPMorgan Chase Bank, N.A., whose address is 1935 Airline Dr, Floor 01, Bossier City, LA 71112-2407 (together with its successors and assigns, the "Bank") a continuing security interest in, all of its right, title and interest in the Collateral (as hereinafter defined), whether now owned or hereafter acquired and whether now existing or hereafter arising.

"Liabilities" means all obligations, indebtedness and liabilities of the Borrower whether individual, joint and several (solidary), absolute or contingent, direct or indirect, liquidated or unliquidated, now or hereafter existing in favor of the Bank, including without limitation, all liabilities, all interest, costs and fees arising under or from any note, open account, overdraft, letter of credit application, endorsement, surety agreement, guaranty, credit card, lease, Rate Management Transaction, acceptance, foreign exchange contract or depository service contract, whether payable to the Bank or to a third party and subsequently acquired by the Bank, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing. "Rate Management Transaction" means any transaction (including an agreement with respect thereto) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures. The Borrower and the Bank specifically contemplate that Liabilities include indebtedness hereafter incurred by the Borrower to the Bank.

The term "Collateral" means all of the Borrower's "accounts"; "chattel paper"; "deposit accounts" and other payment obligations of financial institutions (including the Bank); "documents"; "equipment", including any documents and certificates of title issued with respect to any of the equipment; "general intangibles" and any right to a refund of taxes paid at any time to any governmental entity; "instruments"; "inventory", including any documents and certificates of title issued with respect to any of the inventory; "investment property"; "financial assets"; "letter of credit rights"; all as defined in the UCC, whether owned or consigned by or to, or leased from or to the Borrower, and wherever located. In addition, the term "Collateral" includes all "proceeds", "products" and "supporting obligations" (as such terms are defined in the UCC) of the Collateral, including but not limited to all stock rights, subscription rights, dividends, stock dividends, stock splits, or liquidating dividends, and all cash, accounts, chattel paper, "instruments," "investment property," "financial assets," and "general intangibles" (as such terms are defined in the UCC) arising from the sale, rent, lease, casualty loss or other disposition of the Collateral, and any Collateral returned to, repossessed by or stopped in transit by the Borrower, and all insurance claims relating to any of the Collateral. The term "Collateral" further includes all of the Borrower's right, title and interest in and to all books, records and data relating to the Collateral, regardless of the form of media containing such information or data, and all software necessary or desirable to use any of the Collateral or to access, retrieve, or process any of such information or data. Where the Collateral is in the possession of the Bank or the Bank's agent, the Borrower agrees to deliver to the Bank any property that represents an increase in the Collateral or profits or proceeds of the Collateral.

The term "UCC" means the Louisiana Uniform Commercial Code, as in effect from time to time.

Representations, Warranties and Covenants. The Borrower represents, warrants, and covenants to the Bank that each of the following is true and will remain true until termination of this agreement and payment in full of all Liabilities and agrees with the Bank that:

1.

At its own expense, it shall maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such deductibles and with such companies as may be satisfactory to the Bank. Each insurance policy on the Collateral shall contain a lender's loss payable endorsement satisfactory to the Bank and a prohibition against cancellation or amendment of the policy or removal of the Bank as loss payee without at least thirty (30) days' prior written notice to the Bank. In all events, the amounts of such insurance coverages on the Collateral shall be in such minimum amounts that the Borrower will not be deemed a co-insurer. The policies on the Collateral, or certificates evidencing them, shall, if the Bank so requests, be deposited with the Bank.

2.	It shall permit the Bank, at the Borrower's expense, to inspect and examine the Collateral and to check and test the same as to quality, quantity, value, and condition.

3.	It shall maintain the Collateral in good repair; use the Collateral in accordance with law and in compliance with any policy of insurance thereon; and exhibit the Collateral to the Bank on demand.
4.

Until the Bank gives notice to the Borrower to the contrary or until the Borrower is in default, it may use the funds collected in its business. Upon notice from the Bank or upon default, the Borrower agrees that all sums of money it receives on account of or in payment or settlement of the accounts, chattel paper, certificated securities, negotiable certificates of deposit, documents, general intangibles and instruments shall be held by it as trustee for the Bank without commingling with any of the Borrower's other funds, and shall immediately be delivered to the Bank with endorsement to the Bank's order of any check or similar instrument. It is agreed that, at any time the Bank so elects, the Bank shall be entitled, in its own name or in the name of the Borrower or otherwise, but at the expense and cost of the Borrower, to collect, demand, receive, sue for or compromise any and all accounts, chattel paper, certificated securities, negotiable certificates of deposit, documents, general intangibles, and instruments, and to give good and sufficient releases, to endorse any checks, drafts or other orders for the payment of money payable to the Borrower and, in the Bank's discretion, to file any claims or take any action or proceeding which the Bank may deem necessary or advisable. It is expressly understood and agreed, however, that the Bank shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to the Bank or to which the Bank may be entitled at any time or times. All notices required in this paragraph will be immediately effective when sent. Such notices need not be given prior to the Bank's taking action. The Borrower irrevocably appoints the Bank or the Bank's designee as the Borrower's attorney-in-fact to do all things with reference to the Collateral as provided for in this agreement including without limitation (1) to sign the Borrower's name on any invoice or bill of lading relating to any Collateral, on assignments and verifications of account and on notices to the Borrower's customers, and (2) to do all things necessary to carry out this agreement or to perform any of the Borrower's obligations under this agreement, (3) to notify the post office authorities to change the Borrower's mailing address to one designated by the Bank, and (4) to receive, open and dispose of mail addressed to the Borrower. The Borrower ratifies and approves all acts of the Bank as attorney-in-fact. This power of attorney appointment is irrevocable, coupled with an interest, and shall survive the death or disability of Borrower. The Bank shall not be liable for any act or omission, nor any error of judgment or mistake of fact or law, but only for its gross negligence or willful misconduct. This power being coupled with an interest is irrevocable until all of the Liabilities have been fully satisfied. Immediately upon its receipt of any Collateral evidenced by an agreement, "instrument," "chattel paper," certificated "security" or "document" (as such terms are defined in the UCC) (collectively, "Special Collateral"), it shall mark the Special Collateral to show that it is subject to the Bank's security interest, pledge and assignment and shall deliver the original to the Bank together with appropriate endorsements and other specific evidence of assignment or transfer in form and substance satisfactory to the Bank.

5.

It will not, sell, lease, license or offer to sell, lease, license, grant as security to anyone other than the Bank, or otherwise transfer the Collateral or any rights in or to the Collateral, without the prior written consent of the Bank, except for the sale of inventory in the ordinary course of business; or change the location of the Collateral from the locations of the Collateral disclosed to the Bank, without providing at least ten (10) days' prior written notice to the Bank.

6.	No financing statement or similar record covering all or any part of the Collateral or any proceeds is on file in any public office, unless the Bank has approved that filing.
7.

When the Collateral is located at, used in or attached to a facility leased by the Borrower, the Borrower will, at the request of the Bank, obtain from the lessor a consent to the granting of this security interest and a release or subordination of the lessor's interest in any of the Collateral, in form and substance satisfactory to the Bank.

Remedies Regarding Collateral. The Bank shall have the right to require the Borrower to assemble the Collateral and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties, the right to take possession of the Collateral with or without demand and with or without process of law, and the right to sell and dispose of it and distribute the proceeds according to law. The Borrower agrees that upon default the Bank may dispose of any of the Collateral in its then present condition, that the Bank has no duty to repair or clean the Collateral prior to sale, and that the disposal of the Collateral in its present condition or without repair or clean-up shall not affect the commercial reasonableness of such sale or disposition. The Bank's compliance with any applicable state or federal law requirements in connection with the disposition of the Collateral will not adversely affect the commercial reasonableness of any sale of the Collateral. The Bank may disclaim warranties of title, possession, quiet enjoyment, and the like, and the Borrower agrees that any such action shall not affect the commercial reasonableness of the sale. In connection with the right of the Bank to take possession of the Collateral, the Bank may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for the Borrower without liability on the part of the Bank. The Borrower expressly agrees that the Bank may enter upon the premises where the Collateral is believed to be located without any obligation of payment to the Borrower, and that the Bank may, without cost, use any and all of the Borrower's "equipment" (as defined in the UCC) in the manufacturing or processing of any "inventory" (as defined in the UCC) or in growing, raising, cultivating, caring for, harvesting, loading and transporting of any of the Collateral that constitutes "farm products" (as defined in the UCC). If there is any statutory requirement for notice, that requirement shall be met if the Bank sends notice to the Borrower at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice, and such notice shall be deemed commercially reasonable. Without limiting any other remedy, the Borrower is liable for any deficiency remaining after disposition of the Collateral. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. The Bank shall be entitled to the appointment of a receiver as a matter of right, without notice and without regard to the value of the Collateral. Without limitation, the receiver shall have the power to (i) protect and preserve the Collateral, (ii) operate the business of the Borrower, (iii) collect and apply the proceeds, over and above the costs of the receivership, to the Liabilities, (iv) close the business of the Borrower and liquidate all Collateral, and/or (v) sell the business of the Borrower as a going concern. The receiver shall serve without bond, if permitted by law. At its option the Bank may, but shall be under no duty or obligation to, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral, and the Borrower agrees to reimburse the Bank on demand for any such payment made or expense incurred by the Bank with interest at the highest rate at which interest may accrue under any of the instruments evidencing the Liabilities. The Borrower authorizes the Bank to endorse on the Borrower's behalf and to negotiate drafts reflecting proceeds of insurance of the Collateral, provided that the Bank shall remit to the Borrower such surplus, if any, as remains after the proceeds have been applied, at the Bank's option, to the satisfaction of all of the Liabilities (in such order of application as the Bank may elect) or to the establishment of a cash collateral account for the Liabilities. The Bank shall have the right now, and at any time in the future in its sole and absolute discretion, without notice to the Borrower to (a) prepare, file and sign the Borrower's name on any proof of claim in bankruptcy or similar document against any owner of the Collateral and (b) prepare, file and sign the Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral.

Additional Remedies in Louisiana. At or following default under the terms of any agreement relating to any of the Liabilities, the Bank may cause the Collateral to be immediately seized wherever found, and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, and without the necessity of making additional demand, or of notifying the Borrower, or placing the Borrower in default. Louisiana law permits repossession of motor vehicles without judicial process. For purposes of foreclosure under Louisiana executory process procedures, the Borrower confesses judgment and acknowledges to be indebted unto and in favor of the Bank up to the full amount of the Liabilities, in principal, interest, costs, expenses, attorneys' fees and other fees and charges if the Liabilities are not paid at maturity. To the extent permitted under applicable Louisiana law, the Borrower additionally waives: (1) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws with regard to appraisal upon judicial sale; (2) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (3) the three (3) days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (4) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other similar provisions of the Louisiana Code of Civil Procedure not specifically listed hereinabove. Should any of the Collateral be seized as an incident to an action for the recognition or enforcement of the Liabilities, or this agreement, by executory process, sequestration, attachment, writ of fieri facias, or otherwise, the Borrower agrees that the court issuing any such order shall, if requested by the Bank, appoint the Bank or any person or entity named by the Bank at the time such seizure is requested, or at any time thereafter, as keeper of the Collateral as provided under La. R.S. §§ 9:5136, et seq. The Borrower agrees to pay the reasonable fees of such keeper, which compensation to the keeper shall also be a part of the Liabilities secured. Should it become necessary for the Bank to foreclose against the Collateral, all declarations of fact that are made under an authentic act before a notary public in the presence of two witnesses by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process, and also for purposes of La. R.S. § 9:3509.1, La. R.S. § 9:3504(D)(6), and La. R.S. § 10:9-629, as applicable.

The following notice is given pursuant to Texas Finance Code Section 307.052: COLLATERAL PROTECTION INSURANCE NOTICE: (A) THE BORROWER IS REQUIRED TO: (I) KEEP THE COLLATERAL INSURED AGAINST DAMAGE IN THE AMOUNT THE BANK SPECIFIES; (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME THE BANK AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) THE BORROWER IS REQUIRED TO DELIVER TO THE BANK, UPON REQUEST, A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF THE BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN CLAUSE (A) OR (B), THE BANK MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF THE BORROWER AT SUCH PERSON'S EXPENSE AND SUCH AMOUNTS SHALL BE ADDED TO THE LIABILITIES.

Miscellaneous. A carbon, photographic or other reproduction of this agreement is sufficient as, and can be filed as, a financing statement or similar record. The Borrower authorizes the Bank to file one or more financing statements or similar records covering the Collateral or such lesser amount of assets as the Bank may determine, or the Bank may, at its option, file financing statements or similar records containing any collateral description which reasonably describes the Collateral, and the Borrower will pay the cost of filing them in all public offices where filing is deemed by the Bank to be necessary or desirable. In addition, the Borrower shall execute and deliver, or cause to be executed and delivered, such other documents as the Bank may from time to time request to perfect or to further evidence the pledge, security interest and assignment created in the Collateral by this agreement. If any provision of this agreement cannot be enforced, the remaining portions of this agreement shall continue in effect. The provisions of this agreement are severable, and if any one or more of the provisions of this agreement are held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired; and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of such provision(s) in any other jurisdiction. Time is of the essence under this agreement and in the performance of every term, covenant and obligation contained herein. Any notices and demands under or related to this agreement shall be in writing and delivered to the Borrower at 1121 Judson Road Suite 124, Longview, TX 75601 and if to the Bank, shall be addressed to Manager Wholesale Lending Services, JPMorgan Chase Bank, N.A., 10 S. Dearborn, IL1-1145 (Floor L2), Chicago, IL 60603-2300 with a copy addressed to Robert Stephen Roop, JPMorgan Chase Bank, N.A., 1935 Airline Dr, Floor 01, Bossier City, LA 71112-2407 by one of the following means: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by certified mail, postage prepaid, with return receipt requested. Notice (other than any Subordinated Creditor Termination Notice) shall be deemed given: (i) upon receipt if delivered by hand; (ii) on the Delivery Day after the day of deposit with a nationally recognized courier service; or (iii) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change the party's address for purposes of the receipt of notices and demands by giving notice of the change in the manner provided in this provision.

Borrower: FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ Alex LaRue
	Alex LaRue	CFO
	Printed Name	Title

Date Signed:	March 8, 2021

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